EXHIBIT 10.2

                             BUSINESS LOAN AGREEMENT

Borrower:  PAR Technology Corporation     Lender: NBT Bank, National Association
           8383 Seneca Turnpike Route 5   555 French Rd.
           New Hartford,  NY 13413        New Hartford, NY 13413
Federal ID:16-1434688


Guarantors: Partech, Inc.
            Ausable Solutions, Inc.
            PAR Government Systems Corporation
            Rome Research Corporation

Federal ID:
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THIS BUSINESS LOAN AGREEMENT dated as of September 21 2001, between PAR
Technology Corporation, a Delaware corporation having its primary corporate offices at 8383 Seneca Turnpike, New Hartford, NY, 13413, ("Borrower") and NBT Bank, National Association, a national banking association having a place of business at 555 French Rd., New Hartford, NY 13413 ("Lender") is made and executed on the following terms and conditions. Borrower has applied to Lender for the Loan(s) (below defined), which are to be used to finance the working capital needs of the Borrower during the term of the Loan(s). Lender is willing to extend the Loan to Borrower solely under the terms and conditions specified in this Agreement, a certain promissory note made by Borrower to Lender of even date hereof (the "Note") and in the Related Documents (as below defined), and upon condition that each of Partech Inc., Ausable Solutions, Inc., PAR Government Systems Corporation, and Rome Research Corporation, each jointly and severally give to the Lender their unconditional and unlimited guaranties of payment of the Loan(s) and upon further condition that Borrower and Partech, Inc., give and grant to Lender security interests in property of each as is required by Lender, to all of which Borrower agrees. Borrower understands and agrees that: (a) in granting, renewing, or extending the Loan, or making Advances (as below defined), Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement, and each of all Guarantors' representations, warranties agreements as set forth in this Agreement, as and where applicable; (b) the granting, renewing or extending of the Loan(s), or the making of Advances, by Lender at all times shall be subject to Lender's reasonable judgment and discretion; and (c) the Loan shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of September 21, 2001, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full, all other obligations of Borrower hereunder are discharged in full, and the parties herein terminate this Agreement in writing.

DEFINITIONS.

     Acceptable Inventory. The words "Acceptable Inventory" shall mean and include that Inventory of Borrower and Partech, Inc., (as specifically defined and limited in the paragraph below titled "Inventory") which is reported monthly in the summary Inventory, subject to periodic audit and verification; excluding the following:




     A. Inventory which is not free and clear of all security interests, liens, encumbrances, and claims of third parties, except for Permitted Liens.


     B. Inventory which is obsolete, unsalable, damaged, defective, or unfit for further processing.

     C.   Work in process.

     D Inventory which is stored, housed, or located outside the fifty (50) states of the United States of America.

     Acceptable Receivables. The words "Acceptable Receivables" shall mean and include those Accounts and Accounts Receivable of Borrower and Partech, Inc., (as specifically defined and limited in the paragraph below titled Accounts, Accounts Receivable, etc), which are reported monthly by accounts receivable and accounts payable aging/summary reports, aged at not in excess of those numbers of days as set forth in the Borrowing Base Certificate (below defined and set out as Exhibit 1 herein), respective to those categories of Accounts Receivable set forth in the Borrowing Base Certificate, and subject to periodic audit and verification. The words "Acceptable Receivables" shall also exclude:

     (A) Accounts with respect to which the Account Debtor is an officer, director, or employee of Borrower or a Guarantor.

     (B) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

     (C) Accounts with respect to which the Account Debtor is not a resident or resident corporation, or other business entity, of and within the United States, except to the extent such Accounts are supported by insurance, bonds, or other assurances satisfactory to Lender.


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                                                                               2



     (D) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

     (E) Accounts which are subject to dispute, counterclaim or setoff.

     (F) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

     (G) Accounts with respect to which Lender, in its sole reasonable discretion deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

     (H) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

     (I) Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States.

     (J) Intercompany, foreign, and work-in-process receivables.

     Accounts, Accounts Receivable, etc. The words "Accounts", "Accounts Receivable" "Chattel Paper", "Documents", and "Instruments", have the same respective meanings as are given to those terms in the Uniform Commercial Code in effect from time to time in the State of New York.

     Account Debtor. The words "Account Debtor" mean the person or entity obligated upon an Account.

     Advance. The word "Advance" shall mean and include any sums advanced by Lender or credited by Lender under the Loan(s) to the account or accounts of Borrower, or for the account of Borrower to third parties, including without limitation, advances (i) of principal (ii) to pay interest or fees or (iii) the incurring of expenses by Lender reimbursable by Borrower pursuant to the Note, the Related Documents, or this Agreement.

     Agreement. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Agreement from time to time (if any).

     Borrower. The word "Borrower" means PAR Technology Corporation.

     Borrowing Base: The "Borrowing Base" is a formula by which Lender shall determine the eligibility of Borrower to receive an Advance or Advances under the Loan. The words "Borrowing Base" shall mean the lesser of (a) $12,500,000.00 or (b) the sum of (i) 80% of the aggregate amount of Acceptable Receivables plus (ii) 25% of the aggregate amount of Qualified Receivables (as hereinafter defined) plus (iii) 40% of the Acceptable Inventory, less the outstanding balance of existing loans and indebtedness owed by Borrower to Lender and by Borrower to Chase.

     Business Day. The words "Business Day" mean a day on which the commercial banks are open for business in the State of New York.

     CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     Closing Date. The words "Closing Date" shall mean the date upon which the
     Note is executed by Borrower and delivered to Lender.

     Collateral. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for the Loan(s), whether real or personal property, whether tangible or intangible, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise; including, inter alia, without limitation the Accounts, Accounts Receivable, and Inventory of Borrower and Partech, Inc., as those terms are more specifically defined in the definitions Accounts, Accounts Receivable, etc., above, and Inventory, below, and further including but not limited to all property and assets of Borrower and Partech, Inc., set forth on the attached Schedule 2, which are pledged as security for the Loan(s) in Security Agreements executed by Borrower and Lender and Partech, Inc., and Lender, dated of even date hereof. The Security Interests granted in the Collateral by Borrower and Partech, Inc., to Lender, shall be first-lien priority Security Interests in the Collateral, subject only to a similar Security Interest in the Collateral made and given by Borrower and Partech, Inc., to the Chase Manhattan Bank ("Chase") by a security agreement dated as of May 1, 2001, the priority and competing nature of the Security Interest of each of Lender and Chase being governed by a certain Intercreditor Agreement made by and between Lender and Chase, dated as of May 1, 2001, and all modifications thereof, all amendments thereto, all substitutions therefor or replacements thereof, from time to time.

     Debt. The word "Debt" means all of Borrower's liabilities excluding Subordinated Debt.

     Environmental Laws. The words "Environmental Laws" mean and include any action which subjects the



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                                                                               3


     Collateral and Operation Sites to CERCLA, SARA, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing; or any other applicable environmental law, statute, act, rule, or ordinance enacted by any municipal, county, state, or federal governmental agency, including without limitation the New York State Department of Environmental Conservation and the Federal Environmental Protection Agency (individually, Environmental Law or collectively, Environmental Laws.)

     ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

     Expiration Date. The words "Expiration Date" means April 30, 2003, the date of termination of Lender's commitment or obligation to lend or advance proceeds of the Loan or the Note under the Note and/or this Agreement; and on which date all sums outstanding under the Loan, the Note, or this Agreement are due and payable in full without further demand or notice.

     Grantor. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation Borrower and Partech, Inc..

     Guarantors. The words "Guarantors" mean and include, jointly and severally, Partech, Inc., Ausable Solutions, Inc., PAR Government Systems Corporation, and Rome Research Corporation, each an unconditional and unlimited guarantor of the Loan(s) and Indebtedness of Borrower.

     Guaranties. The word "Guaranties" mean and include the unconditional unlimited guaranties of payment of the Loan(s) and Indebtedness executed by the Guarantors.

     Indebtedness. The word "Indebtedness" means and includes the Loan(s), including any consolidations, extensions, modifications, and renewals thereof, together with all other obligations and liabilities of Borrower to Lender arising out of or in conjunction with the Loan(s), as well as all claims by Lender against Borrower arising out of or in conjunction with the Loan(s); whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

     Inventory. The word "Inventory" means all of Borrower's and Partech, Inc.'s, raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower and/or Partech, Inc., now has or hereafter acquires any right, whether held by Borrower and/or Partech, Inc., or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of Borrower's and/or Partech, Inc.'s custody or possession and all returns on Accounts.

     Inventory Location Site. The words "Inventory Location Site" mean and include those business locations, whether owned or leased, or subleased, by Borrower and/or Partech, Inc., or any of their Subsidiaries and/or affiliates, where Borrower and/or Partech, Inc., stores (temporarily or permanently prior to sale), maintains, sells and/or holds for sale Borrower's and/or Partech, Inc.'s, Inventory.

     Lender. The word "Lender" means NBT Bank, National Association, its successors and assigns.

     Line(s) of Credit. The words "Line of Credit" or "Lines of Credit" mean the credit facilities described in the Section below titled "LINE OF CREDIT", being the Loan.

     Loan. The word "Loan" or "Loans" means and includes those certain loans made by Lender to Borrower, as evidenced by the Note(s).

     Note. The word "Note" or "Notes" means and includes without limitation those written, executed instruments evidencing indebtedness owed by Borrower to Lender, specifically including but not limited to that certain note given by Borrower to Lender in the face amount of $12,500,000.00, dated September 21, 2001.

     Permitted Liens. The words "Permitted Liens" mean and include (a) liens and Security Interests securing the Indebtedness, or other liens and Security Interests of Lender; (b) liens for taxes, assessments, payments in lieu of taxes, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens incurred subsequent to the Closing Date, arising in the ordinary course of business and securing Debt of Borrower which is not yet delinquent; (d) purchase money Security Interests which are created before or after the Closing Date, if approved by Lender; (e) purchase money liens or purchase money Security Interests upon or in any Collateral acquired or held by Borrower in the ordinary course of business, or otherwise approved by Lender in writing; (f) liens resulting in deposits to secure the payment of workman's compensation or other social security, or to secure the performance of bids or contracts in the ordinary course of business; (g) lien and Security Interests given by Borrower and Partech, Inc., to Chase under Security Agreements dated as of May 1, 2001, and all renewals, replacements, and extensions thereof provide the same are at all times governed by the Intercreditor Agreement made by and between Chase and Lender, dated as of May 1, 2001, and last amended by Amendment dated as of September 18, 2001.


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                                                                               4


     Qualified Receivables. The words "Qualified Receivables" shall mean and include all those receivables which but for their age being in excess of ninety (90) days, but not in excess of one hundred twenty (120) days, would be Acceptable Receivables.

     Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

     Security Interest. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

     SARA. The acronym "SARA" means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

     Subsidiary. The word "Subsidiary" means (a) any corporation, the outstanding shares of which having sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of the members of its Board of Directors, which are at the time owned by the Borrower (b) any corporation to which Borrower shall appoint a majority of the members of its Board of Directors or (c) an entity of which Borrower is the sole member.

     Tangible Net Worth. The words "Tangible Net Worth" mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

LINES OF CREDIT. Lender agrees to make Advances to Borrower from time to time, from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time or under any contingency does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

CONDITIONS PRECEDENT TO ADVANCE. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

     Payment of Fees and Expenses. Borrower shall have paid to Lender all expenses specified in this Agreement or any Related Document as are then due and payable, including without limitation any Loan commitment fees, recording and/or filing fees, fees for purposes of inspections, audits, reviews, UCC/judgment and lien search fees, annual agency fees, if any, and servicing fees, if any, (as more particularly set forth in section AFFIRMATIVE COVENANTS, below) and those applicable expenses which are set forth in paragraph below titled "Miscellaneous Provisions", subparagraph titled "Expenses of Lender - Indemnification." Further, all costs incident to closing of the Loan shall have been paid including the reimbursement to Lender and Lender's legal counsel of all reasonable attorneys' fees, charges, disbursements, and expenses incurred in completing all of the matters contemplated by this Agreement; and Borrower shall, upon demand by Lender or its agents, advance to Lender and Lender's legal counsel, as set forth and provided by any of them, monies necessary to secure payment of any of the foregoing, to make payment of the same.

     No Event of Default. There shall not exist on the Closing Date or at the time of any requested Advance a condition which would constitute an Event of Default under this Agreement, the Note, or the Related Documents.

     Lender's Satisfaction with Financial, etc., issues. Lender shall be satisfied with all financial, tax, environmental, and regulatory issues relating to the Borrower, the Guarantors, the Collateral, the Inventory Location Sites, and the transactions contemplated by this Agreement.

     No Other Debt. On the Effective Date and unless otherwise permitted under this Agreement, Borrower shall have no Debt (other than Borrower's trade debt incurred in the ordinary course of Borrower's business) outstanding other than the Loan or other indebtedness to Lender or other indebtedness as evidenced in writing to Lender or disclosed on Borrower's and Guarantors' Financial Statements delivered previously to Lender and approved by Lender.

     Representations and Warranties. On the Effective Date and on the date of any requested Advance, all Representations and Warranties set forth in this Agreement shall be true and correct.

     Pre-Closing Audit. Prior to the Closing Date, Lender shall have reviewed and approved a pre-closing audit of Borrower's and Partech, Inc.'s, businesses, including in said audit but not limited to, a review and report on Borrower's and Partech, Inc.'s, Accounts, Accounts Receivable, Accounts Payable , and Inventory; said audit being performed by an independent auditor, paid for by Borrower but retained by Lender.

     Depository Account. Borrower shall have opened and shall be maintaining, one or more depository accounts at a branch or branches of Lender, which depository accounts shall be maintained by Borrower with Lender for the




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                                                                               5


     term of this Agreement, and any extensions and/or renewals of the same, maintaining therein average daily aggregate balances of not less than $250,000.00.

     Advance Accounts. Borrower shall have opened and shall be maintaining at a branch of Lender a checking account, which checking account shall be designated by Borrower and Lender as the account to be funded by Lender with all Advances requested by Borrower and approved by Lender.

     Participation in the Line of Credit. Lender, prior to the Closing Date, shall have entered into a participation agreement(s) with other lending institution(s) for a minimum of $5,000,000.00 of the Line of Credit, in which participation Lender shall be and shall remain the lead bank in such participation(s).

     Landlord's/ Mortgagee's Waivers. If Inventory is at any time to be stored in any Inventory Location Site not owned by Borrower or Partech, Inc., and if such Inventory Location Site is owned by Borrower or Partech, Inc., and such building facility or location is mortgaged by Borrower or Partech, Inc., or, if owned by other than Borrower or Partech, Inc., and mortgaged by such owner, then and in that event, the Borrower and/or Partech, Inc., as applicable, shall cause such other owner of the building facility or location and any prior existing mortgagee of such building facility to provide Lender with, prior to the Closing Date, landlord's waiver(s), in form and content satisfactory to Lender and Lender's counsel, authorizing Lender, at any time, access to the building or property where the Inventory is maintained to review and/or audit such Inventory and in addition, the right to Lender, upon a continuing uncured Event of Default, to remove all such Inventory at any time without notice, (unless a requirement of written notice is specifically set forth within this Agreement or the Related Documents) to Borrower, Partech, Inc., or such mortgagee or owner, provided Lender shall not cause damage beyond normal wear and tear to the building or property during any removal of the Inventory.

     Delivery of Documents. Borrower and, as applicable, Guarantors, shall deliver or cause to be delivered to Lender, on the Closing Date or prior thereto, the following, in form and substance satisfactory to Lender and otherwise subject to the terms of this Agreement, as follows:

          (a)  the Note;
          (b) Security Agreements and UCC-1 Financing Statements of Borrower and Partech, Inc., creating and perfecting Lender's Security Interests in the Collateral;
          (c)  the Guaranties of the Guarantors;
          (d) any and all releases, satisfactions, assignments, subordinations, termination statements, necessary to cause Security Interests granted by Borrower and Partech, Inc., in the Collateral to be first-priority Security Interests in the Collateral, subject only to the competing Security Interests of Chase in the Collateral, provided such competing Security Interests of Chase are governed by the Intercreditor Agreement made by and between Lender and Chase, effective as to the Loan, Note and Security Interests.

               (e) evidence of business interruption insurance, inventory loss, damage and theft insurance, with regard to the Loan, in amounts, at terms, and from insurers reasonably acceptable to the Lender. Borrower and Partech, Inc., cause their insurers to name as an additional insured on such evidence of insurance the Lender as follows: "NBT Bank, National Association, its successors and/or assigns, 52 South Broad Street, Norwich, New York 13815". Borrower and Partech, Inc., shall also execute and deliver Agreements to Provide Insurance, which such Agreements shall be in form and content as prepared by and approved by Lender's Counsel and Lender, respectively.





          (f) any required governmental and third-party approvals, documentation, records, reports, tests, studies, approvals, or permits, in connection with the Loan transaction or in connection with the granting of the Security Interests in any of the Collateral, (if any) have been obtained and remain in effect, and all applicable waiting periods, if any, shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes conditions upon the consummation of the Loan transaction or granting of Security Interests in any of the Collateral. There shall not exist any judgment, order, injunction or other restraint prohibiting or imposing any materially adverse conditions upon the Collateral, or the transactions contemplated by this Agreement, the Note, and the Related Documents;

          (g) Borrower and Guarantors shall submit, in a form acceptable to Lender's counsel, (i) evidence of authority of Borrower and each and every Guarantor to enter into the Loan, pledge their applicable interests in the Collateral to the Lender as security for the Loan, and Guarantors to guaranty the Loan, all of the foregoing in the form of corporate resolutions which shall set forth the names of the corporate officers and/or other person(s) having the power to execute the Note, Guaranties, and all other instruments and documents required by Lender of Borrower and/or Guarantors, as applicable, evidencing and securing the Loan, including all the Related Documents; (ii) evidence in the form of currently dated (less than 60 days from the Closing Date) Certificates of Good Standing from the State of Delaware and New York, as applicable, and/or all other States in which Borrower and/or Guarantors are organized and subsisting, as either domestic or foreign corporations, that the Borrower and/or Guarantors are corporations duly organized, in good standing and qualified to do business in their jurisdiction(s) of formation, the jurisdictions in which the Guarantors operate their businesses, including their principal place(s) of business, and the jurisdictions in which the Collateral is located (Certificates of Good Standing); (iii) copies of Borrower's and Guarantors' respective Articles of Incorporation (or their equivalent)together with proof of due filing, and copies of each of their respective most current By-laws, and any amendments to any of the foregoing. All of the foregoing documentation relating to the corporate, capital or legal structure of Borrower and Guarantors shall be satisfactory to Lender and Lender's counsel;





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                                                                               6






          (h) Lender shall be provided with a legal opinion from Borrower's and Guarantors' counsel(s) in form and substance acceptable to Lender's counsel (the "Opinion"). The Opinion will include the opinion that Borrower and Guarantors are properly organized and in good standing in their respective jurisdiction(s) of organization and the jurisdiction(s) set forth in the immediately preceding paragraph Section (g), and that the Loan and Guaranties, when closed and executed, will (i) provide Lender with valid Security Interests in the Collateral, (ii) will not violate the laws of the United States of American or any jurisdiction in which Borrower or Guarantors are organized, located, doing business, or in which the Collateral is located,
               (iii) the Loan and Guaranties are not in contravention of any contract, agreement, or court order to which the Borrower or any Guarantor is a party, and (iv) are enforceable against Borrower and Guarantors (except as enforceability may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights) and any other opinions which the Lender's counsel may reasonably request. In addition, the Opinions must opine as to the Borrower's and Guarantors' authority to enter into the Loan, pledge their respective Collateral, encumber their respective assets, undertake the liabilities contained in the Note, this Agreement, the Guaranties and the Related Documents (applicable as respective to Borrower and Guarantors), and as to the Borrower's and Guarantors' respective good standings and capacities to transact business.


          (i) Borrower and Partech, Inc., shall provide to the Lender and/or its counsel, at least five (5) days prior to the Closing Date, current State and County Uniform Commercial Code (UCC) searches with respect to the Borrower and Partech, Inc. The closing of the Loan shall be conditioned upon satisfactory review and approval of the UCC searches, by the Lender and its counsel.


          (j) Borrower and all Guarantors shall furnish to Lender's counsel or authorize Lender's counsel to obtain a current judgment and lien searches, and bankruptcy searches, against each of Borrower and Guarantors; the results of such searches shall be subject to the approval of Lender and Lender's counsel.

          (k) Borrower and Guarantors herein and hereby authorize Lender and Lender's counsel, at Borrower's cost and expense, to obtain in conjunction with each Advance, and prior to the making of each Advance, updates and/or renewals of each or all of items as immediately above preceding, in letters (e) (i) and (j).

          Requests for and Making Loan Advances. Advances under the Line of Credit may not be requested orally. Each Advance shall be made in writing by Borrower's submission to Lender of an executed Request for Advance. All requests for Advances are to be directed to Lender's office shown above. Advances under the Line of Credit may be made by Lender at any time during the 30 days following the last Borrowing Base Certificate and Compliance Certificate filed with Lender by the Borrower (the "Advance Period"). Advances during any Advance Period shall be made by Lender to Borrower's business checking account, maintained by Borrower at Lender (the "Advance Account"). Advances are to be made by Lender to the Advance Account on an as-needed basis, such that the Advance Account shall maintain a positive balance at all times. Notwithstanding the foregoing, there shall not be at any time or under any contingency, more Loan proceeds outstanding than the lesser of (i) the sum of the amounts shown at lines 14 and 16 of the last Borrowing Base Certificate filed with Lender, which is not more than 30 days aged, plus the principal face value of the Note, or (ii) the principal face value of the Note.

The following parties or persons are authorized to request Advances and complete and submit the Borrowing Base Certificate, Requests for Advances, and Compliance Certificates (each of which are below referenced) under the Line of Credit, until Lender receives from Borrower, at Lender's address shown above, written notice of the revocation of such person(s) or entity's authority:

Dr. John W. Sammon Jr., Chairman of the Board/President
Charles A. Constantine, Executive Vice President
Ronald J. Casciano, Vice President/Treasurer/ChiefFinancial Officer


Each and every Advance made at any time by Lender to Borrower, under the Line of Credit, shall be conclusively deemed to have been made at the request of, and for the benefit of, Borrower (a) when credited to any account of Borrower maintained with Lender, including but not limited to the Advance Account; or (b) when advanced in accordance with the instructions of an authorized representative(s) above set forth. Lender, at its option, may set a cutoff time, after which all requests for an Advance under the Line of Credit, will be treated as having been requested on the next succeeding Business Day.

Borrower, prior to each Advance Period under the Line of Credit, shall provide Lender with (i) a completed and executed Borrowing Base Certificate and (ii) a completed and executed Compliance Certificate, copies of which are attached as Exhibits 1 and 2, respectively.

The Borrowing Base Certificate, Request for Advance and Compliance Certificate, shall be executed by any of the duly authorized representatives of Borrower as set forth above.

No Advance shall be made under the Line of Credit, inter alia, if more than thirty (30) days has lapsed since Borrower has last filed with Lender its current Borrowing Base Certificate, and Compliance Certificate. No Advance shall be made under the Line of Credit, inter alia, if Borrower has failed, prior to any Advance being made, to have filed with Lender its current Request for Advance. Lender, at Lender's discretion, may withhold or refrain from making any Advance, if Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents.

     Loan Accounts. Lender shall maintain on its books, records of accounts of Borrower, in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Loan. Lender shall provide Borrower with periodic statements of Borrower's Loan account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary in writing within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

     REPRESENTATIONS AND WARRANTIES. Borrower and Guarantors, where and as applicable, represent and warrant to Lender, as of the date of this Agreement, as of the date of each request for an Advance, as of the date of any renewal, substitution, replacement, extension or modification of the Loan, Note or Related Documents, and at all times any Indebtedness exists:

     Accounts. All Account information as delivered to Lender in writing and/or as otherwise provided to or made available to Lender's chosen auditor of Borrower's and Partech, Inc.'s, business, is true and correct subject to non-material variance.

     Inventory. (a) All Inventory information as delivered to Lender in writing and/or as otherwise provided to or made available to Lender's chosen auditor of Borrower's and Partech, Inc.'s business, is true and correct, subject to non-material variance; (b) the value of the Inventory is, and will be at all times, determined on a consistent accounting basis; (c) except as agreed to the contrary by Lender in writing or otherwise disclosed by Borrower and/or Partech, Inc., to Lender in any list of Inventory Location Sites, and/or in the ordinary course of business in dealing with such Inventory, all Inventory now and at all times hereafter, will be in Borrower's physical possession, and shall not be held by others on consignment, sale on approval, or sale or term; (d) all Inventory is now and at all times hereafter is to be of good and merchantable quality, free from defects; and (e) except in the ordinary course of business, and except as described in the paragraph Permitted Liens above, Inventory is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent and in such event, Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party, to issue and deliver to Lender, in a form acceptable to Lender, warehouse receipts in Lender's name, evidencing the storage of Inventory, and landlord, bailee, warehouseman, or similar party's consent to waive possessory liens in favor of Lender and grant access to Lender.

     Organization; Authorization. Borrower and Guarantors are corporations which are duly organized, validly existing, and in good standing under the laws of each of their respective subsistence, and are validly existing and in good standing in all states in which Borrower and Guarantors are doing business. Borrower and Guarantors have the full power and authority to own their properties, including the Collateral, and to transact the businesses in which they are presently engaged or presently propose to engage. The Loan and the giving and granting of each Guarantor's Guaranty and the pledge of applicable Collateral by Partech, Inc., and Borrower, and the execution and delivery and performance by Guarantors as applicable of the Note, Guarantors' Guaranties, this Agreement, the Related Documents, and any other agreements, documents, or instruments contemplated in connection with the Loan, have been duly authorized by all necessary action of Borrower and Guarantors, and are not and will not be in contravention of any law, rule, or regulation or in contravention of the terms of Borrower's, and, as applicable, Guarantors', Articles of Incorporation or Bylaws, or any agreement, instrument, or Court order to which Borrower or any Guarantor, as applicable, is a party or by which it or he may be bound.

     Financial Information. Each financial statement of Borrower and Guarantors (separately or combined) herewith or heretofore delivered to Lender, was prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of previous such statements, and truly discloses Borrower's and Guarantors' financial conditions (including all of Borrower's contingent liabilities) as of the date of such statement, and the results of their operations for the period covered thereby, and there has been no material adverse change in Borrower's and/or Guarantors' financial condition and operation, subsequent to the date of the most recent financial statements of Borrower and Guarantors delivered to Lender.

     Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower and Guarantors, when delivered, will constitute, legal, valid and binding obligations of Borrower and, as applicable, Guarantors, enforceable against Borrower and Guarantors in accordance with their respective terms; except to the extent that enforceability (but not validity) may be limited by the laws of bankruptcy, insolvency, or other laws generally affecting creditors' rights.

     Collateral. Except as previously disclosed in Borrower's or Partech, Inc.'s, financial statements or in writing to Lender and as accepted by Lender, Borrower and Partech, Inc., own and have good title in each of their respective names to all of their respective Collateral, free and clear of all Security Interests except for Permitted Liens, and Borrower and Partech, Inc., have not executed any Security Agreements or financing statements relating to such Collateral, other than to Lender and/or except for any other Permitted Liens. Borrower and Partech, Inc., have not filed a financing statement under any other name for at least the last five (5) years.

     Hazardous Substances. The terms "hazardous waste", "hazardous substance", "disposal", "release", and "threatened release", as used in this Agreement, shall have the same meanings as set forth in the Environmental Laws. In addition to any protection afforded to Lender as a named insured on any pollution/environmental liability insurance policy (if any) obtained and maintained by Borrower and/or Partech, Inc., as a requirement under this Agreement, Borrower and Partech, Inc., represent and warrant that (a) Neither Borrower nor Partech, Inc., has unlawfully used, generated, manufactured, stored, treated, disposed of, or released any hazardous waste or substance on, under, about or from any Inventory Location Site or any part thereof; (b) neither Borrower nor

     Partech, Inc., has knowledge of, or reason to believe that there has been any actual or threatened litigation or claims of any kind by any person, entity or municipality, relating to such matters; (c) neither Borrower nor Partech, Inc., nor any tenant, contractor, employee, or agent of Borrower or Corporate Guarantor shall unlawfully use, generate, manufacture, store, treat, dispose of, or release of any hazardous waste or substance on, under, about or from any Inventory Location Site or any portion thereof; and any activity of such a nature has been, and shall continue to be, conducted in compliance with all applicable Environmental Laws. Borrower and Partech, Inc., authorize Lender and its agents, in accordance with the terms of any Landlord's Waivers and/or mortgagee's waivers, to enter upon Inventory Location Sites to make such inspections and tests as Lender may deem appropriate to determine compliance of the Fuel Inventory with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's or Partech, Inc.'s, expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower, Partech, Inc., or to any other person or entity. Borrower and Partech, Inc., hereby (a) releases and waives any future claims against Lender, its employees, officers and directors, for indemnity or contribution in the event Borrower or Partech, Inc., becomes liable for cleanup or other costs under any Environmental Laws; and (b) agrees to indemnify and hold harmless Lender, its employees, officers and directors, against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's or Partech, Inc.'s, ownership of the Inventory, whether or not the same was or should have been known to Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in, or subsequent transfer to a third party of, the Inventory or any portion thereof, whether by foreclosure or otherwise.

     Litigation and Claims. No litigation or governmental proceeding is pending, or, to the knowledge of Borrower's and Guarantors' directors or officers, threatened against or affecting Borrower or Guarantors, which may result, in the reasonable opinion of the Borrower and/or Guarantors, as applicable, and their counsel on such litigation or proceeding, in a monetary award or judgment against the Borrower or Guarantors, which is uninsured and which is in excess of $100,000.00, against Borrower or Guarantors or their respective business, properties, or operations.

     Leases. Neither Borrower or Guarantors are lessees of any real property or personal property except as has been disclosed to Lender in writing and/or in Borrower and Corporate Guarantor's financial statements delivered to the Lender.

     Liens/Taxes. Neither Borrower's nor Guarantors' assets are subject to any lien, mortgage, Security Interest, encumbrance, or other adverse claims of any nature, except as has been disclosed in writing to Lender in Borrower's and Guarantors' financial statements or other Borrower-executed or Guarantor-executed writing delivered to Lender. To the best of Borrower's and Guarantors' knowledge, all tax returns and reports of Borrower and Guarantors that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower or Guarantors in good faith in the ordinary course of business and for which adequate reserves have been provided.

     Commercial Purposes. Borrower intends to use the Loan proceeds solely for its periodic working capital needs.

     Certificates Delivered. No certificate or statement heretofore delivered by Borrower or any Guarantor to Lender in connection with the Loan contains any untrue statement of a material fact or fails to state any material fact which could adversely affect the properties, business, operations, prospects or condition (financial or otherwise) of Borrower or Guarantors or could adversely affect the Collateral.

     Employee Benefit Plans. Each employee benefit plan as to which Borrower or any Guarantor may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

     Location of Borrower's and Guarantors' Offices and Records. Borrower's and all Guarantors' place of business, and Borrower's and all Guarantors' chief executive offices, if Borrower or any Guarantor has more than one place of business, is located at 8383 Seneca Turnpike, New York State Route 5, New Hartford, NY 13413. Unless Borrower or Guarantors have designated otherwise in writing in Borrower's and/or Guarantors' annual listing of owned and/or leased operating locations, (as provided for under paragraph below titled AFFIRMATIVE COVENANTS, subparagraph Lists of Locations ) this location is also the office or offices where Borrower and all Guarantors keep their records, including those concerning the Collateral.

     Survival of Representations and Warranties. Borrower and each Guarantor understands and agrees that Lender, without independent investigation, is relying upon the above Representations and Warranties in extending the Loan and each Advance to Borrower. Borrower and, where applicable, Guarantors, further agree that the foregoing Representations and Warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full and all other obligations of Borrower under the Related Documents, Note and this Agreement have been discharged, or until this Agreement shall be terminated by all parties, whichever is the last to occur.


AFFIRMATIVE COVENANTS. Borrower and Guarantors, as applicable, covenant and agree with Lender that, while this Agreement is in effect, Borrower and, where applicable, Guarantors will:

     Litigation. Promptly inform Lender of any litigation or any claim or controversy which might become the subject of litigation against Borrower and/or Guarantor, or affecting any of the Borrower's or any Guarantor's property, if such litigation or potential litigation might, in the event of an unfavorable outcome, in the opinion of the Borrower or any Guarantor, as applicable, and its counsel on such litigation, result in a monetary award or judgment against the Borrower or any Guarantor, which is uninsured and which is in excess of $100,000.00;

     Borrower's Annual Financial Statements. Annually, the Borrower and Guarantors shall deliver to the Lender their combined financial statements prepared by an acceptable outside accounting firm in accordance with generally accepted accounting principals (GAAP) on an audited basis. Such financial statements shall be provided no later than 120 days after the end of each of the Borrower's fiscal years. Failure to furnish such financial statements shall be considered a default under the terms of the Loan.

     Annual 10-K Reports. Annually, within 120 days of the end of Borrower's fiscal year, the Borrower shall deliver to Lender a copy of its filed Securities and Exchange Commission (SEC) 10-K, with all schedules and notes attached, certified to by the Borrower's President or Chief Financial Officer as being a true and exact copy of the original, as filed.

     Semiannual Accounts Receivable and Accounts Payable. Borrower shall deliver to Lender semiannually during the term of the Loan, and within ten (10) days of each June 30th and each December 31st, commencing with the end of the next semiannual period of Borrower following the Closing Date, and continuing thereafter semiannually during the terms of the Loan, Borrower's complete schedule of its Accounts receivable and its Accounts payable, certified to as true and accurate by Borrower's Chief Financial Officer.

     Quarter-Annual 10-Q Reports. Borrower shall deliver to Lender, quarter-annually during the term of the Loan, and commencing with the end of the first quarter-annual period of Borrower's fiscal year following the Closing Date and continuing thereafter quarter-annually for the term of the Loan, a copy of Borrower's filed SEC 10-Q reports. The quarter-annual SEC 10-Q reports shall be delivered to Lender within sixty (60) days of the end of each quarter-annual period.

     Monthly Reports. Borrower and Partech, Inc., shall deliver to Lender monthly, within ten (10) days of each month's end during the term of the Loan, commencing with the end of the first month following the Closing Date, and continuing monthly thereafter, for Lender's review, (i) summary aging reports of Borrower's and Partech, Inc.'s, Accounts receivable and Accounts payable, which shall be submitted by computer disc or e-mail; (ii) a summary of Borrower's and Partech, Inc.'s, Inventory showing quantities used, purchased, and in storage; and (iii) a full and complete Borrowing Base Certificate, certified to as true and accurate by Borrower's President or Chief Financial Officer.

     All financial statements required to be provided under this Agreement shall be prepared in accordance with Generally Accepted Accounting Principals applied on a consistent basis, and certified by the respective Borrower and/or Guarantor's Chief Financial Officer as being true and correct.

     Financial Covenants and Ratios. Borrower shall maintain the following financial covenants and ratios:

          A. Minimum Debt Service Coverage Ratio.

     Borrower shall maintain a minimum Debt Service Coverage Ratio of not less than 1.50 to 1.00 (1.50:1.00) measured annually based upon Borrower's annual filed SEC 10-K report. The Debt Service Coverage Ratio applicable to the above financial covenant requirement shall be determined based upon the following formula:

          Net Profit+ Depreciation + Amortization
          ---------------------------------------
               Current Maturity Long-term Debt

     B. Debt to Tangible Net Worth Ratio. Borrower shall maintain a maximum Debt to Tangible Net Worth Ratio, measured quarter-annually, based upon Borrower's quarterly filed SEC 10-Q reports, of not more than 1.00 to 1.00 (1.00:1.00).

     C. Tangible Net Worth.

     Borrower shall maintain a minimum level of Tangible Net Worth measured quarter-annually based upon Borrower's quarterly-filed SEC 10-Q reports, less goodwill and capitalized software, plus accumulated comprehensive income of not more than Three Million Dollars ($3,000,000.00) as follows:

     C.1. Borrower's quarter-annual term ending September 30, 2001: U.S. $44,800,000.00

     C.2. Borrower's quarter-annual term ending December 31, 2001, and continuing each consecutive quarter-annual term through and including September 30, 2002: U.S. $45,000,000.00

     C.3. Borrower's quarter annual term ending December 31, 2002, through Loan maturity: U.S. $48,000,000.00

     D. Working Capital. Borrower shall maintain a level of working capital measured quarter-annually by Borrower's filed SEC 10-Q Reports, of not less than U.S. $25,000,000.00.

     E. Current Ratio. Borrower shall maintain a Current Ratio, measured quarter-annually by Borrower's filed SEC 10-Q Reports, of not less than 1.75 to
1.00 (1.75:1.00).

         F. Coverage Ratio. Borrower shall maintain a Coverage Ratio, measured quarter-annually commencing with the quarter term ending December 31, 2001, on a rolling four- quarters basis, based upon Borrower's filed SEC 10Q Reports, of not less than 5.0 to 1.0 (5.0:1.0). The Coverage Ratio applicable to the above financial covenant requirement shall be determined based upon the following formula:

          A fraction, (a) the numerator of which is: Earnings measured before deductions therefrom of Interest, Taxes, Depreciation, and Amortization; and (b) the denominator of which is: Interest Expense plus current maturities of long-term debt.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower's Chief Financial Officer as being true and correct.

     Audits. Borrower shall permit Lender or those independent contracted auditors retained by Lender, at Borrower's expense, to conduct annually during all times the Loan term, one (1) annual field audits of Borrower and Partech, Inc.'s Accounts receivable and inventory. The field audit shall be without notice to Borrower or Partech, Inc.. Borrower and Partech, Inc., agree to provide such auditors with access to Borrower's and Partech, Inc.'s, property and business records necessary to conduct and complete such audits. The audits shall be conducted at Borrower's places of business during the hours of 8:00 AM and 6:00 PM on any Business Day or Days.

     Insurance. Maintain, with financially sound and reputable insurance companies or associations, workman's compensation insurance, liability insurance, and extended coverage and any other insurance of the kinds usually carried by companies engaged in businesses similar to that of Borrower, in an amount of not less than full replacement cost on their present and future Collateral, and their present and future properties, assets, and business, against such casualties, risks and contingencies, and in such types and amounts as are reasonably acceptable to Lender; and at Lender's request, deliver to Lender evidence of the maintenance of such insurance.

     Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy;
     (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon reasonable request of Lender and upon reasonable notice (however not more often than annually) Borrower and Partech, Inc., will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral.

     Landlord's/Mortgagee's Waivers. Maintain such landlord's and mortgagee's waivers obtained in accordance with the terms as set forth in paragraph above titled Conditions Precedent to Each Advance, above.

     Depository Account. Borrower shall, during the term of this Agreement, maintain at a branch or branches of Lender depository accounts with average daily balances of not less than U.S. $250,000.00.

     Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

     Taxes, Charges and Liens. Promptly pay when due any and all taxes, lawful claims (whether for labor, materials, or otherwise), assessments, and government charges upon Borrower and/or Partech, Inc., or against any of Borrower's and/or Partech, Inc.'s, property, unless the same is being contested in good faith by appropriate proceedings and reserves deemed reasonably adequate by Lender have been established therefor.

     Performance. Promptly perform all acts and execute all such documents as Lender may reasonably require in order to enable Lender to report, file, and record every instrument that Lender may deem necessary in order to perfect and maintain Lender's Security Interests and liens in the Collateral and otherwise to preserve and protect the rights of Lender.

     Operations. Conduct their business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses, operations, and/or the Collateral including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's and Guarantors' employee benefit plans.

     Maintain Records/Inspection. Borrower and all Guarantors shall keep adequate books and records in accordance with good accounting practices, of all their transactions, so that at any time, and from time to time, their true and complete financial condition may be readily determined; and at Lender's request, make such records available for Lender's inspection and permit Lender to make and take away copies thereof.

     Environmental Compliance and Reports. Borrower and all Guarantors shall comply in all respects with all federal, state and local laws, statutes, regulations and ordinances governing environmental protection as are applicable to Borrower and Guarantors; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned, leased, and/or occupied by Borrower or any Guarantor, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's or any Guarantor's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

     Rights and Licences. Preserve and maintain all rights, licenses, privileges, franchises, certificates, and the like necessary for the operation of Borrower's and Guarantors' businesses, and the maintenance of their existence, and promptly and properly comply with all laws, statutes, ordinances, and governmental regulations applicable to each or any of them, or to any of their property, business operations, and transactions.

     Maintain Property. Borrower and all Guarantors shall maintain all of their tangible properties in good condition and repair and make all necessary replacements thereof, and operate the same properly and efficiently.

     Inform Lender. Keep the Lender fully informed as to all matters as may materially affect Lender's interest in the Loan and the Collateral. For purposes of this clause, "materially" shall mean any event, set of facts, results or action by or against the Borrower or any Guarantor which shall have an adverse impact on the Borrower or any Guarantor in excess of a monetary value of $100,000.00.

     Lists of Locations. Annually, Borrower and Partech, Inc., accompanying their delivery of financial statements, shall deliver to Lender a complete written listing of each of its owned and/or leased operating locations, including the identification of the location, whether owned or leased, and if leased the material terms of such lease, where any Inventory is housed, stored or located.

     Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loan and to perfect all Security Interests, if any.

     Establishment of Lock-Box or Blocked Accounts. Upon Lender's demand, at any time during the term of this Agreement, Borrower shall establish a lock-box or blocked accounts (collectively, the "Blocked Accounts") in Borrower's and/or Partech, Inc.'s, name(s), with Lender, or with such banks as are acceptable to Lender (the "Collecting Banks"), subject to irrevocable instructions in a form specified by Lender, to which the Account Debtors of all Accounts shall directly remit all payments on Accounts and in which Borrower and Partech, Inc., will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, Lender may establish one or more depository accounts at each Collecting Bank or at a centrally located bank (collectively, the "Depository Account"). From and after receipt by any Collecting Bank of written notice from Lender to such Collecting Bank that an Event of Default has occurred and is continuing, all amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall be transferred to the Depository Account. Subject to the foregoing, Borrower and Partech, Inc., hereby agree that all payments received by Lender, whether by cash, check, wire transfer or any other instrument, made to such blocked Accounts or otherwise received by Lender, and whether on the Accounts or as proceeds of other Collateral or otherwise, will be the sole and exclusive property of Lender. Borrower and Partech, Inc., shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender any moneys, checks, notes, drafts, or other payments relating to and/or constituting proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower and/or Partech, Inc., and immediately upon receipt thereof, Borrower and/or Partech, Inc., or such persons, shall deposit the same or cause the same to be deposited in kind, in a Blocked Account.


RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rules, regulation or guideline or the interpretation or application thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except U.S. Federal, State of local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (a) increase the cost to Lender for extending or maintaining the Loan, (b) reduce the amounts payable to Lender under this Agreement, the Note, or the Related Documents, or (c) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the Loan, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

NEGATIVE COVENANTS. Borrower and all Guarantors covenant and agree with Lender that while this Agreement is in effect, Borrower and all Guarantors shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned:

     Continuity of Operations.

     (a) Permit any material change in the management or control of Borrower or any Guarantor, and Borrower and any Guarantor shall at all times retain management and supervisory personnel adequate for management, supervision and conduct of Borrower's and any Guarantor's respective properties, businesses and operations;

     (b) Cause or permit their dissolution, loss of their franchise or charter;

     (c) become a party to any merger or consolidation;

     (d) cause, permit, or allow a change in control of the Borrower or any Guarantor, whether by contract, change in the ownership of the majority of the holders of the Borrower's or any Guarantor's shares of voting stock or otherwise;

     (e) sell, transfer, or otherwise dispose of (or attempt to do any of the foregoing) a substantial portion of other assets or make or attempt to make a "bulk transfer" as such term is defined in Article 6 of the Uniform Commercial Code.

     Loans, Acquisitions and Guaranties. (a) Make any loans or advances or sell any of their Accounts Receivable, with or without recourse; notwithstanding the foregoing, Borrower or any Guarantor may make loans to others without Lender's prior written permission, provided the value of such loans does not in the aggregate exceed $100,000.00; (b) endorse, guaranty, or otherwise become surety for or contingently liable upon, the obligations of any person, firm or entity (provided, however, that the foregoing shall not apply to endorsements of negotiable instruments by Borrower or any Guarantor in the ordinary course of their businesses); or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any debt upon which the Borrower or any Guarantor shall be contingently liable. Notwithstanding the foregoing, Borrower or any Guarantor may provide its endorsement, guaranty or act as surety, or become contingently liable, for or upon the obligations of another, provided the same are treated as indebtedness of the Borrower for purposes of interpreting the Financial Covenants of this Agreement and the inclusion of the same does not violate the Financial Covenants of this Agreement.

     Grant Security Interests. Mortgage, assign, hypothecate, grant a security interest in, or encumber any of the Collateral, except for Permitted Liens, liens existing on the date hereof and disclosed to Lender in writing, and permitted in writing by Lender (provided, however, the foregoing shall not apply to liens of taxes which are not delinquent or which are being contested in good faith and liens resulting from deposits to secure the payments of workman's compensation or other social security, or to secure the performance of bids or contracts in the ordinary course of business).

     Assign Duties. Assign or transfer, or attempt to do so, any of their respective rights, powers, duties, or obligations arising pursuant to the Loan.

CESSATION OF ADVANCES. If Lender has made any commitment to make any loan, including the Loan, to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Advances or to disburse loan proceeds if Borrower or any Guarantor is in default under the terms of this Agreement, the Note, any Guaranty, or the Related Documents.

RIGHT OF SETOFF. In addition to Lender's right of setoff arising by operation of law, Borrower grants to Lender a contractual possessory Security Interest in, and right of setoff against, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account and whether evidenced by a certificate of deposit), including without limitation all accounts held jointly with someone else or some other entity, and all accounts Borrower may open in the future, excluding however all trust accounts for which the grant of a Security Interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

EVENTS OF DEFAULT. The following if occurring and continuing shall constitute an Event of Default under this Agreement:

     Default on Indebtedness. Failure of Borrower to make any payment when due on the Loan and Note and such failure continues more than fifteen (15) days.

     Default on Other Indebtedness. Failure of Borrower to pay any other note in accordance with its terms which at any time evidences indebtedness (whether now existing or at any time hereafter arising) of Borrower to Lender, or Lender at any time deems itself insecure and reasonably believes that the prospect of payment or performance of any Related Document, or this Agreement, to be impaired.

     Other Defaults. Failure of Borrower after notice of default by Lender to Borrower and opportunity to cure of thirty (30) days, to perform any covenant or agreement of Borrower contained in this Agreement, the Note or the Related Documents (whether existing at the time or arising at any time thereafter) of Borrower to Lender.

     Default in Favor of Third Parties. The acceleration or call by any other lender of Borrower's Debt prior to its stated maturity, excluding acceleration of such Debt by Borrower which acceleration has no material adverse effect upon Borrower and does not cause a violation of Borrower's other covenants made with Lender under this Agreement, the Note, or the Related Documents.

     False Statements. Any statement, representation or warranty of Borrower or any Guarantor contained in the Note, this Agreement or Related Documents (as applicable to Borrower or such Guarantor) or in any other writing furnished at any time by Borrower or any Guarantor, to Lender, shall prove to have been untrue, misleading or inaccurate in any material respect and Borrower or such Guarantor is unable to cure the same within thirty days after notice from Lender to Borrower or such Guarantor.

     Defective Collateralization/ Loan Contestation. Delivery or enforceability of this Agreement, the Note, or the Related Documents to which Borrower and/or any Guarantor is a party, shall be contested in any judicial forum by Borrower or any Guarantor, or Borrower or such Guarantor shall deny that Borrower or such Guarantor has any further liability or obligation hereunder or thereunder.

     Insolvency. The insolvency of Borrower or any Guarantor, or the failure of Borrower or any Guarantor to generally pay their debts as they become due or on demand.

     Creditor or Forfeiture Proceedings. The filing of any attachment, sequestration or similar proceeding against any of Borrower's or any Guarantor's respective property, which property has a fair market value of $100,000.00 or more, and which attachment remains undischarged, unbonded by Borrower or such Guarantor, as applicable, or undismissed for a period of ten (10) days after the commencement thereof.

     Events Affecting Guarantor. Termination or attempted termination of any Guaranty by any Guarantor, and after notice by Lender to Borrower and thirty days' opportunity to cure, (i) Borrower has not caused such Guarantor to withdraw its termination or revocation of the guaranty, or
     (ii) Borrower has not otherwise caused the remaining Guarantors, subject to Lender's reasonable approval, to replace such terminated or revoked guaranty with the guaranty of another (including existing Guarantors).

     Receiver Appointed. The appointment of a custodian, receiver or trustee of Borrower or any Guarantor, of all or any substantial part of their respective assets.

     Bankruptcy. The adjudication of Borrower or any Guarantor as a bankrupt or the involuntary bankruptcy of Borrower and/or any Guarantor, or the commencement of a proceeding by or against Borrower or any Guarantor under the U.S. Bankruptcy Code or any other bankruptcy or insolvency law.

     Judgments. The failure of Borrower or any Guarantor to pay any money judgment against it or him before such judgment becomes final and no longer appealable; or a judgment in excess of $100,000.00 is rendered against Borrower or any Guarantor.

     Assignment for Benefit of Creditors. The execution by Borrower or any Guarantor of an assignment for the benefit of its or his creditors.


EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur and not be cured by any applicable grace or cure period provided, all commitments and obligations of Lender under the Note, this Agreement or the Related Documents immediately will terminate (including any obligation to make Advances), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower or any Guarantor, except as otherwise provided herein or in the Related Documents (except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional).

If Borrower shall be in default of any one or more of its Financial Covenants as set forth hereunder in paragraph titled AFFIRMATIVE COVENANTS, subparagraph Financial Covenants, the Borrower's Note with Lender evidencing the Loan shall automatically, without further requirement of notice, become a demand instrument.


Upon the occurrence of any continuing uncured Event of Default and at any time thereafter, Lender may, at its option, but without any obligation to do so, and in addition to any other right Lender may have, do any one or more of the following without notice to Borrower or to any Guarantor: (a) cancel this Agreement; (b) institute appropriate proceedings to enforce the performance of this Agreement; (c) withhold Advances; (d) expend funds necessary to remedy the Default; (e) take possession of the Collateral; (f) accelerate maturity of the Note and/or Indebtedness and demand payment of all sums due under the Note and/or Indebtedness; (g) bring an action on the Note and/or Indebtedness; (h) foreclose the Security Agreements in any manner available under law; and (i) exercise any other right or remedy which it has under the Note or Related Documents, or which is otherwise available at law or in equity or by statute. In addition, Lender shall have all other rights and remedies provided in the Related Documents and available at law, in equity, or otherwise. Except as prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercise singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or any Guarantor shall not affect Lender's right to declare a Default and to exercise its rights and remedies.

     MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement: Amendments. This Agreement, together with the Note, the Guaranties, and any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of New York. If there is a lawsuit, Borrower and all Guarantors agrees upon Lender's request to submit to the jurisdiction of the courts of Oneida County, the State of New York. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender, Borrower or any Guarantor against the other. This Agreement shall be governed by and construed In accordance with the laws of the State of New York, exclusive of law rules and public policies.

     Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     Consent to Loan Participation. Borrower and Guarantors agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan, to one or more purchasers, whether related or unrelated to Lender, provided Lender continues as the lead lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or Guarantors, or about any other matter relating to the Loan, and Borrower and Guarantors hereby waive any rights to privacy it may have with respect to such matters. Borrower and Guarantors additionally waive any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower and Guarantors also agree that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower and Guarantors further waive all rights of offset or counterclaim that it may later against Lender or against any purchaser of such a participation interest and unconditionally agrees that only Lender may enforce Borrower's or Guarantors' obligation under the Loan, Note, Guaranties or Related Documents, unless Lender is insolvent, in which case the holder of any interest in the Loan may enforce them. Borrower and Guarantors further agree that the purchaser of any such participation interest may, due to any insolvency of Lender, enforce its interests, irrespective of any personal claims or defenses that Borrower or Guarantors may have against Lender. Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier and said courier has confirmed delivery; or deposited in the United States mail, first class, certified mail return receipt requested, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above, and receipt has been acknowledged or return evidencing refusal has been received by sender. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

     Power of Attorney. Upon and during the continuance of an Event of Default beyond any applicable grace or cure period, and so long as any Indebtedness remains outstanding, Borrower and Partech, Inc., Guarantor irrevocably (this power being coupled with an interest) appoint, constitute, and name Lender or any of its attorneys or agents, the true and lawful attorney for Borrower or Partech, Inc., with full power or substitution to do any or all of the following at any time (but this grant of authority shall not negate any other grant of authority under this Agreement which may authorize other actions, or similar actions under other circumstances, and the Borrower and Partech, Inc. shall not take any actions to contest or reverse, or negate, Lender's actions hereunder):

     (A) To receive, endorse, sign and deliver, in the name of Borrower or Partech, Inc., or in Lender's, name, all checks, drafts, money orders, and other instruments, for the payment of monies which is payable to the Borrower or Partech, Inc.;

     (B) To sign the name of Borrower or Partech, Inc., and to receipt for the Borrower or Partech, Inc., on any schedules, assignments, instruments, documents, and UCC financing, continuation or amendment statements, which Borrower or Partech, Inc., are obligated to give Lender hereunder or any Security Interest, or notices to Borrower or Partech, Inc., or certificates or other documents to be delivered or presented in connection with the Loan;

     (C) To take or bring at Borrower or Partech, Inc.'s expense, in the name of Borrower, Partech, Inc.,, or Lender, all steps, actions, and suits that Lender considers reasonably necessary or desirable to effect collections of Accounts, to enforce payment of any Account, to settle, compromise, sell, assign, discharge or release, in whole or in part, any amounts owing on Accounts, to extend the time for payment of any and all Accounts, and to make allowances and adjustments with regard to Accounts; and

     (D) to do such other and further acts and deeds in the name of Borrower or Partech, Inc., that Lender may deem reasonably necessary or desirable to enforce the rights of Partech, Inc., or Borrower against third parties with respect to the Collateral.

     Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower or Guarantors and shall bind their respective successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower and Corporate Guarantor shall not, however, have the right to assign their rights under this Agreement or any interest therein, without the prior written consent of Lender.

     Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, it the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty, covenant, or Financial Covenant (unless otherwise excluded by the terms of this Agreement) the word "Borrower" as used herein shall include all Subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Advance of the Loan to, or at the request of, any Subsidiary or affiliate of Borrower, or to make any other loan or financial accommodation to any Subsidiary or affiliate of Borrower.

     Survival. All warranties, representations, and covenants made by Borrower and, as applicable, Guarantors, in this Agreement or in any certificate or other instrument delivered by Borrower or any Guarantor to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of this Agreement, the Note, the Guaranties, and the Related Documents, regardless of any investigation made by Lender or on Lender's behalf. Time Is of the Essence. Time is of the essence in the performance of this Agreement.

     Expenses of Lender; Indemnification. (A) Borrower and/or Guarantors shall pay the reasonable out-of-pocket costs and expenses of Lender including the reasonable fees and reasonable disbursements of Lender's counsel, incurred by Lender in connection with (i) the negotiation and preparation of, and amendments to, this Agreement, the Note, the Guaranties, any participation agreements, the Intercreditor Agreement, or the Related Documents, and any amendment or modification thereof (whether or not the transactions contemplated by this Agreement are consummated), and the closing of the transactions contemplated hereby and thereby; (ii) the perfection of the liens granted pursuant hereto and pursuant to the Related Documents; (iii) the making of the Loan hereunder; (iv) the negotiation, preparation or enforcement of any other document in connection with this Agreement, the Note, the Related Documents, or the Loan; (v) any proceeding brought or formal action taken by Lender to enforce any provision of this Agreement, the Note, any Guaranty, or the Related Documents or to enforce or exercise any right, power or remedy hereunder or thereunder, or (vi) any action which may be taken or instituted by any person, entity, or governmental authority against Lender as a result of any of the foregoing. The fees and expenses of Lender's counsel through the Closing Date shall be payable not later than the Closing Date. (B) Borrower and Guarantors, jointly and severally, each indemnifies and holds harmless Lender and its directors, officers, employees, agents, counsel, subsidiaries, and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever including, without limitation, reasonable attorneys fees, which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the Note, or the Related Documents, or any of them, or the Loan, or the use of the proceeds of the Loan or any of the transactions contemplated herein or thereby or the ownership or operation of any of the assets of Borrower or any Guarantor, or the breach by Borrower or any Guarantor of any of the representations, warranties, covenants, and agreements, contained herein or in the Note, the Guaranties, or in the Related Documents; provided, however, that Borrower and Guarantors shall not be liable to any Indemnified Person, if there is a final judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulted solely from the gross negligence or willful misconduct of such Indemnified Person. (C) As used herein, the term "attorneys' fees" shall include the amount of any and all reasonable fees and reasonable disbursements of the Lender's counsel and of any experts and agents (including fees of law clerks, paralegals, investigators and others not admitted to the bar but performing services under the supervision of an attorney) which Lender may incur in connection with (i) the custody, preservation, use, or operation, or the sale of, collection from, or other realization upon, any Collateral; (ii) the exercise or enforcement of any rights of Lender hereunder; (iii) the failure by Borrower or any Guarantor to perform or observe any of the provisions hereof, or of the Note, of any Guaranty, or of the Related Documents, or (iv) the interpretation of any of the provisions hereof. As used herein, the term "attorneys' fees" includes such fees incurred in the exercise of any remedy (with or without litigation) in any proceeding for the collection of the Indebtedness, in any foreclosure against any of the Collateral, in protecting or sustaining the lien or priority of any Security Interest, or in any litigation, or controversy arising out of or connected with the Indebtedness, including any bankruptcy (including, without limitation, filing of an involuntary bankruptcy petition; seeking dismissal, abstention or conversion of a bankruptcy proceeding; challenging venue of the bankruptcy proceeding, filing and defending a proof of claim; opposing or conditioning the debtor's right to operate its business; serving on the creditors' committee; seeking appointment of a trustee, examiner or disbursing agent; proposing or seeking modification of a plan of reorganization; seeking relief from stay and/or adequate protection; opposing debtor's use of cash collateral or obtaining credit; and opposing discharge) arbitration, mediation, receivership, injunction, or other proceeding of any nature, or any appeal from or petition of review or rehearing of any of the foregoing.

     Waiver and Release by Borrower. To the maximum extent permitted by applicable law, and except as expressly provided herein, Borrower and Guarantors (a) waive demand, protest, presentment, and notice of dishonor of all commercial paper at any time held by Lender on which Borrower or any Guarantor is in any way liable (b) releases Lender and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except gross negligence or willful misconduct; (c) waive any application of any statute of limitations as a bar or defense interposed by Borrower or any Guarantor against any suit instituted by Lender for recovery upon the Indebtedness; and (d) waives any defense against Lender's suit for recovery upon the Indebtedness which has as its basis the Loan, Note, the Guaranties, this Agreement, or any Related Document, being unenforceable.

     Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Guarantor or Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Guarantor or Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.


BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT, AND AGREES TO ITS TERMS. GUARANTORS ACKNOWLEDGE THEY HAVE EACH READ ALL THE PROVISIONS OF THIS AGREEMENT AND ENTERS INTO AND EXECUTES THIS AGREEMENT FOR PURPOSES OF MAKING THOSE REPRESENTATIONS, WARRANTIES, AND COVENANTS TO LENDER AS THEY APPLY TO EACH GUARANTOR. THIS AGREEMENT IS DATED AS OF September 21, 2001.

BORROWER:

PAR TECHNOLOGY CORPORATION


-------------------------------------
By: Ronald Casciano, Vice President/Treasurer/ CFO
Authorized Representative

PARTECH, INC.




by:Ronald Casciano/Treasurer
Authorized Representative

AUSABLE SOLUTIONS, INC.


------------------------------------------------------
by: Ronald Casciano/Treasurer
Authorized Representative


PAR GOVERNMENT SYSTEMS CORPORATION



------------------------------------------------------
by: Ronald Casciano/Treasurer
Authorized Representative

ROME RESEARCH CORPORATION


------------------------------------------------------
by: Ronald Casciano/Treasurer
Authorized Representative

LENDER:

NBT Bank, National Association


-----------------------------------
BY: Rex W. Cary
Vice President

                     EXHIBIT 1 - BORROWING BASE CERTIFICATE
                      BORROWER: PAR TECHNOLOGY CORPORATION
              MAXIMUM LINE AMOUNT: $12,500,000.00 NBT BANK/ALLIANCE
             MAXIMUM LINE AMOUNT $7,500,000.00 CHASE MANHATTAN BANK

                              Acceptable Accounts Receivables (A/A/R)     As of:

                                           -------------------------------


1.   A/A/R: 3-30 Days                           ________________________________

2.   A/A/R:31-60 Days                           ________________________________

3.   A/A/R: 61-90 Days                          ________________________________

4.   A/A/R: 91-120 Days                         ________________________________

5.   A/A/R: 121 Days & over                     ________________________________

6.   Total Acceptable Accounts Receivable:      ________________________________

7.   Less: A/A/R 91 Days & Over               (________________________________)

8.   Subtotal of A/A/R:
                                               _________________________________

9.   80% of A/A/R 0-90 Days        X 80% ________________

10.  25% Eligible A/A/R: 91-120 Days     X 25 %________________

11.  Acceptable Inventory                      _________________________________

12.  40% of Acceptable Inventory   X 40% ________________

13.  Total Acceptable Accounts Receivable and
                                Acceptable Inventory
                                               _________________________________

14.  Present Line Balance - NBT               __________________________________

15.  Present Line Balance - Chase             __________________________________

16.  Excess/(Deficiency)(Line 13 minus Lines 14 & 15)___________________________

The undersigned hereby represent and warrant that this is a correct statement regarding the status of Acceptable Accounts Receivable and Acceptable Inventory (as such terms are defined in that certain business loan agreement dated as of September 21, 2001, between PAR Technology Corporation, Partech, Inc., et al., and NBT Bank, National Association), assigned to NBT Bank, and that the figures set forth herein are completely accurate. The undersigned further warrant and represent that the Borrower is in complete compliance with all terms and conditions in the agreements between us. The undersigned further understand that the loans to the Borrower will be based upon NBT's reliance on the information contained herein.

                                 By:____________________________________________
                                 (Title)

                                 Date: _______________________________

                         EXHIBIT 2 - REQUEST FOR ADVANCE

                         NBT Bank, National Association
                       $12,500,000.00 LINE OF CREDIT LOAN
                           PAR TECHNOLOGY CORPORATION
DATE: ___/___/___
                               REQUEST FOR ADVANCE

THE UNDERSIGNED, being an Authorized Representative of PAR Technology Corporation ("Borrower") as set forth in loan documents made and given by Borrower to NBT Bank, National Association ("Lender") dated as of September 21, 2001, with respect to a certain secured line of credit loan (the "Loan") (the "Loan Documents") herein and hereby requests an Advance of Loan proceeds under the Loan Documents pursuant to and in conformance with the Loan Documents.

This request for Advance is made of Lender for an Advance of Loan proceeds from the Loan and in the amount as below set forth. This request for advance is supported by Borrower's submission herewith of Borrower's current complete and executed Borrowing Base Certificate and Compliance Certificate for the Loan.


$12,500,000.00 Line of Credit Loan
----------------------------------

                                    NBT Loan Amount Outstanding as of
                                                                   _____________

                                (Date of Advance)

                                    Chase Loan Amount Outstanding as of
                                                                   _____________

                                              (Date of Advance)

                                    LOAN ADVANCE REQUEST:        $_____________
(Must Not Exceed
Line 16 of the  Borrowing Base
Certificate)

Total Amount Outstanding as of
                advance:            $_____________
(May not exceed $20,000,000.00)

Requested Date of Loan Ad-
vance funding to Borrower's
                Account:   ___________
                           (Date)

Copy of Borrower's Current Borrowing
Base and Compliance Certificate attached?

                Borrowing Base Certificate:     [_]      [_]
                                                         Yes       No
                Compliance Certificate:         [_]      [_]
                                                         Yes       No

                                             Request Submitted by PAR Technology
 Corporation



------------------------------------------
                                             By:
                                             (Name):
                                             (Title):

                           REQUEST APPROVED:     [_]

                           REQUEST DENIED:       [_]

By: ______________________________________
      Officer, NBT Bank, National Association

                        EXHIBIT 3 -COMPLIANCE CERTIFICATE



The undersigned warrant(s) and represent(s) that Borrower is in complete compliance with all terms and conditions in the agreements between Borrower and NBT Bank, National Association, including but not limited to all agreements, instruments and documents evidencing and securing a certain secured line of credit loan in the maximum principal amount of $12,500,000.00 (the "Loan") and any and all further documentation executed by Borrower in connection with the Loan; and that to the best knowledge of the undersigned authorized representative of Borrower, Partech, Inc., and Guarantors (as such term is defined in a certain business loan agreement dated September 21, 2001, made by and among Borrower, Partech, Inc., Ausable Solutions, Inc., PAR Government Systems Corporation, and Rome Research Corporation (the "Loan Agreement"), neither Borrower, Partech, Inc., nor Guarantors are in Default under the terms of any of the foregoing agreements, instruments and documents, and any of the Related Documents and none of the Guarantors have revoked and/or limited their respective Guaranties (as defined in the Loan Agreement). The undersigned further understands that NBT Bank, National Association, in making advances to Borrower under the Loan, shall be relying upon the truth and accuracy of the above warranties and representations.

                                          PAR TECHNOLOGY CORPORATION

                                          --------------------------------------
                                          By:(Name) (Title):

                                          PARTECH, INC.



                                          --------------------------------------
                                          by:
                                          (Name):
                                          (Title):

                                          AUSABLE SOLUTIONS, INC.


                                          --------------------------------------
                                          by:
                                          (Name):
                                          (Title):


                                          PAR GOVERNMENT SYSTEMS CORPORATION


                                          --------------------------------------
                                          by:
                                          (Name):
                                          (Title):

                                          ROME RESEARCH CORPORATION


                                          --------------------------------------
                                          by:
                                          (Name):
                                          (Title):

*Authorized Representatives are any one of the following persons:

John Sammons
Charles Constantino
Ronald Casciano